                                                                       EXHIBIT 2

                                                                  EXECUTION COPY

                             BRIDGE LOAN AGREEMENT
                             ---------------------

                                    BETWEEN

                            ALLIANCE IMAGING, INC.,

                                  AS BORROWER

                                      AND

                           GENERAL ELECTRIC COMPANY,

                                   AS LENDER

                         DATED AS OF DECEMBER 31, 1996

                                                                EXECUTITION COPY


                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.  DEFINITIONS...................................................  1
     1.1.   Defined Terms.................................................  1
     1.2.   Exhibits and Schedules Incorporated...........................  8

ARTICLE II.  SENIOR LOAN..................................................  9
     2.1.   Senior Loan...................................................  9
     2.2.   Senior Note...................................................  9
     2.3.   Interest; Payments............................................  9
     2.4.   Prepayments...................................................  9
     2.5.   Maturity Date.................................................  9
     2.6.   Default Interest..............................................  9
     2.7.   Payments on Non-Business Days; Calculations...................  9
     2.8.   Stamp Taxes, Etc..............................................  9
     2.09.  Costs of Closing.............................................. 10
     2.10.  Use of Proceeds............................................... 10

ARTICLE III.  CONDITIONS PRECEDENT TO CLOSING AND LOANS................... 10
     3.1.   Conditions Precedent to Closing............................... 10
     3.2.   Closing Mechanics............................................. 11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BORROWER................... 11
     4.1.   Organization, Powers and Good Standing........................ 11
     4.2.   Capitalization................................................ 12
     4.3.   Subsidiaries.................................................. 13
     4.4.   Authorization................................................. 13
     4.5.   Governmental and Other Consents; No Violation................. 14
     4.6.   Litigation.................................................... 14
     4.7.   Financial Statements.......................................... 14
     4.8.   Proprietary Information....................................... 15
     4.9.   Registration Rights........................................... 15
     4.10.  Contracts..................................................... 15
     4.11.  Absence of Changes............................................ 16
     4.12.  Intellectual Property......................................... 17
     4.13.  Compliance with Other Instruments............................. 17
     4.14.  Compliance with Law; Approvals................................ 17
     4.15.  Title to Assets............................................... 18
     4.16.  Plant, Property and Equipment................................. 19
     4.17.  Accounts and Notes Receivable................................. 19
     4.18.  Indebtedness.................................................. 19
     4.19.  Real Property................................................. 19

     4.20.  Employee Plans and Arrangements............................... 20
     4.21.  Employees..................................................... 22
     4.22.  Insurance..................................................... 23
     4.23.  Environmental Compliance...................................... 23
     4.24.  No Undisclosed Liabilities.................................... 24
     4.25.  Taxes......................................................... 24
     4.26.  No Research Grants............................................ 25
     4.27.  Certain Regulatory Matters.................................... 26
     4.28.  Transactions with Affiliates.................................. 26
     4.29.  Reports; SEC Documents........................................ 26
     4.30.  Disclosure.................................................... 26
     4.31.  Brokers....................................................... 26
     4.32.  Certain Additional Regulatory Matters......................... 26
     4.33.  Medicare/Medicaid Participation............................... 27

ARTICLE V.  COVENANTS OF BORROWER......................................... 28
     5.1.   Corporate Existence, Etc...................................... 28
     5.2.   Payment of Taxes.............................................. 28
     5.3.   Maintenance of Properties..................................... 29
     5.4.   Maintenance of Insurance...................................... 29
     5.5.   Expenses...................................................... 29
     5.6.   Conversion Stock.............................................. 29
     5.7.   Compliance with Note Purchase Agreement....................... 29
     5.8.   Certain Regulatory Matters.................................... 29

ARTICLE VI.  DEFAULTS AND REMEDIES........................................ 30
     6.1.   Default....................................................... 30
     6.2.   Acceleration Upon Default..................................... 31
     6.3.   Repayment of Funds Advanced................................... 31
     6.4.   Rights Cumulative, No Waiver.................................. 31

ARTICLE VII. LENDER'S OPTION TO EXTEND MATURITY DATE; OPTIONAL
              CONVERSION OF SENIOR LOAN................................... 32
     7.1.   Lender's Option to Extend Maturity Date....................... 32
     7.2.   Conversion of Senior Loan Prior to Maturity Date.............. 32
     7.3.   Conversion of Senior Loan After Maturity Date................. 33
     7.4.   Acknowledgement............................................... 33

ARTICLE VIII. MISCELLANEOUS PROVISIONS.................................... 33
     8.1.   Indemnity..................................................... 33
     8.2.   Notices....................................................... 34
     8.3.   Attorneys' Fees and Expenses; Enforcement..................... 34
     8.4.   Immediately Available Funds................................... 34

     8.5.   Successors and Assigns........................................ 34
     8.6.   Participations................................................ 34
     8.7.   Severability.................................................. 35
     8.8.   No Waiver; Successors......................................... 35
     8.9.   Time.......................................................... 35
     8.10.  Headings...................................................... 35
     8.11.  Governing Law................................................. 35
     8.12.  Integration; Interpretation................................... 35
     8.13.  Waiver of Allocation Rights................................... 36
     8.14.  Usury Savings................................................. 36
     8.15.  Revival....................................................... 36
     8.16.  Counterparts.................................................. 37

                                                                  EXECUTION COPY

                             BRIDGE LOAN AGREEMENT
                             ---------------------

          BRIDGE LOAN AGREEMENT (this "Agreement") dated as of December 31, 1996
                                       ---------
between Alliance Imaging, Inc., a Delaware corporation (the "Borrower"), and
                                                             --------
General Electric Company, a New York Corporation acting through GE Medical Systems (the "Lender").

                                    RECITALS

          WHEREAS, Borrower has requested that Lender make a loan to Borrower in a principal amount of $18,000,000, and Lender has agreed to make the requested loan upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

          1.1  Defined Terms.    The following capitalized terms generally used
               --------------
in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

          "Affiliate" means, with respect to any Person, any other Person which
           ---------
     directly or indirectly controls or is controlled by or is under common control with such Person, and, with respect to the Borrower only, includes any other Person with whom the Borrower has any joint venture, partnership, or other shared investment interest. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to
     (i) direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

          "Agreement" is defined in the preamble hereto.
           ---------

          "Applicable Law" means, with respect to any Person, any federal, state
           --------------
     or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

          "Approvals" is defined in Section 4.14(d).
           ---------

          "Bankruptcy Code" means Title 11 of the United States Code, as amended
           ---------------
     from time to time, and any state law relating to creditor's rights, reorganization or insolvency generally.

          "Benefit Arrangement" means any material benefit arrangement that is
           -------------------
     not an Employee Benefit Plan, including (i) each employment, consulting or change of control agreement, (ii) each arrangement providing for fringe benefits, insurance coverage or workers' compensation benefits, (iii) each bonus, incentive, or performance pay or deferred bonus, incentive, or performance pay arrangement, (iv) each arrangement providing any termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by the Borrower covering the employees, former employees, officers, former officers, directors and former directors of the Borrower, and the beneficiaries of any of them.

          "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.
           ------------

          "Borrower" is defined in the preamble hereto.
           --------

          "Business Day" means a day of the week (other than any Saturday or
           ------------
     Sunday) on which banks are not authorized or required to close in the State of California. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

          "BSC" is defined in Section 5.8(b).
           ---

          "Capital Stock" means any and all shares, interests, participations,
           -------------
     or other equivalents (however designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

          "CHAMPUS" is defined in Section 4.32.
           -------

          "Change in Control" shall be deemed to have occurred (i) at such time
           -----------------
     as any person (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934) at any time shall directly or indirectly acquire more than Forty Percent (40%) of the voting power of the Common Stock of the Borrower, (ii) upon consummation of a merger or consolidation of the Borrower into or with another corporation in which the shareholders of the Borrower immediately prior to the consummation of such transaction shall own less than Fifty Percent (50%) of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation) immediately following the consummation of such transaction or (iii) the sale, transfer or lease of all or substantially all of the assets of the company; in any of cases (i), (ii) and (iii), in a single transaction or series of transactions.

          "Charter Documents" is defined in Section 4.13.
           -----------------

          "Claims" is defined in Section 8.1.
           ------

          "Closing" means the consummation of the transactions contemplated by
           -------
     this Agreement to be consummated on the Closing Date.

          "Closing Date" means the date upon which each of the conditions
           ------------
     precedent set forth in Section 3.1 hereof is satisfied or waived by Lender in its sole and absolute discretion.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time.

          "Common Stock" is defined in Section 4.2.
           ------------

          "Contract" means all contracts and agreements, contract rights,
           --------
     executory commitments, license agreements, purchase and sales orders, written or oral, relating to the operation of the business of the Borrower or any Subsidiary.

          "Contractual Obligation" means, as applied to any Person, any
           ----------------------
     provision of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

          "Conversion Date" is defined in Section 7.1(a).
           ---------------

          "Conversion Notice" is defined in Section 7.1(a).
           -----------------

          "Conversion Transactions" is defined in Section 7.1(b).
           -----------------------

          "Conversion Stock" means the shares of Common Stock issuable upon
           ----------------
     conversion of the shares of Series D Preferred Stock.

          "Current Customer" is defined in Section 4.10(a).
           ----------------                ---------------

          "Default" is defined in Section 6.1.
           -------

          "Default Rate" is defined in Section 2.8.
           ------------

          "Employee Benefit Plan" means any employee benefit plan, as defined in
           ---------------------
     Section 3(3) of ERISA, that is sponsored or contributed to by the Borrower or any ERISA Affiliate covering employees or former employees of the Borrower, or with respect to which the Borrower or any ERISA Affiliate is a party or is otherwise bound.

          "Employee Pension Benefit Plan" means any Employee Benefit Plan, as
           -----------------------------
     defined in Section 3(2) of ERISA, that is regulated under Title IV of ERISA or is subject to the funding requirements of Part III of Title I of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

          "Employment Agreements" is defined in Section 4.20(a).
           ---------------------

          "Environmental Law" means all laws, ordinances and regulations
           -----------------
     regulating or otherwise concerning the environment or relating to Hazardous Materials, including, without limitation, the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as
                         -- ---
     amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and
                                     -- ---
     Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the
                                                              -- ---
     Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances
                                             -- ---
     Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational
                                                     -- ---
     Safety and Health Act, as amended, 29 U.S.C.

     Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of
                                   -- ---
     1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water
                                             -- ---
     Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state
                                             -- ---
     and local laws, orders and regulations of applicable jurisdictions.

          "Existing Preferred Stock" means, collectively, the Series A Preferred
           ------------------------
     Stock, the Series B Preferred Stock, and the Series C Preferred Stock.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "ERISA Affiliate" of the Borrower means any other Person that,
           ---------------
     together with the Borrower as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

          "Financial Statements" is defined in Section 4.7.
           --------------------                -----------

          "GAAP" is defined in Section 4.7.
           ----                -----------

          "Governmental Authority" means any federal, territorial, state or
           ----------------------
     local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, in all such cases whether domestic or foreign.

          "Group Health Plan" means any group health plan, as defined in Section
           -----------------
     5000(b)(1) of the Code.

          "Hazardous Materials" means oil, flammable explosives, asbestos, urea
           -------------------
     formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Laws.

          "Interest Payment Date" shall have the meaning ascribed to such term
           ---------------------
     in the Senior Note.

          "Knowledge" or "knowledge," with respect to any Person, means the
           ------------------------
     actual knowledge of such Person, after reasonable inquiry. For purposes hereof, a Person shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (which, for purposes of the Borrower, shall include without limitation Richard N. Zehner, Vincent S. Pino, Terrence M. White, Jay A. Mericle, Terry A. Andrues, Neil M. Culinan, Ph.D., Cheryl A. Ford, and Michael W. Grismer) as well as the Chief Executive Officer, President, Chief Financial Officer and all Vice

     Presidents in the case of corporate Persons, and general partners in the case of general or limited partnerships, as the case may be.

          "Lease Agreements" is defined in Section 4.19(b).
           ----------------

          "Leased Real Property" means all real property leased, occupied,
           --------------------
     operated or controlled by the Borrower or any Subsidiary or otherwise related to or used in the business of the Borrower or any Subsidiary.

          "Lender" is defined in the preamble hereto.
           ------

          "Liability" means, with respect to any Person, any liability or
           ---------
     obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Lien" means any lien, mortgage, pledge, security interest, charge, or
           ----
     encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

          "Loan" means the Senior Loan.
           ----

          "Loan Documents" means, collectively, this Agreement and the Senior
           --------------
     Note, as hereafter amended, supplemented, replaced or modified, each as properly executed and in recordable form, if necessary.

          "Material Adverse Effect" means, with respect to any Person or
           -----------------------
     designated group of Persons, a change in, or effect on, or group of such changes in or effects on, the operations, financial condition or results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, that results in a material adverse effect on, or a material adverse change in, the operations, financial condition, results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, excluding adverse changes in the general economy.

          "Material Contracts" is defined in Section 4.10(b).
           ------------------

          "Maturity Date" means February 28, 1997; provided, however, that if
           -------------
     Lender exercises its option to extend the Maturity Date to March 31, 1997, as set forth in Section 7.1, , or if Lender fails to timely deliver the Conversion Notice to Borrower as provided in Section 7.2(c), then the "Maturity Date" shall mean March 31, 1997.

          "Maximum Amount" is defined in Section 8.14.
           --------------

          "Multiemployer Plan" means any multiemployer plan as defined in either
           ------------------
     Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means any Employee Benefit Plan sponsored by
           ----------------------
     more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Code Section 413(c).

          "Note Purchase Agreement" is defined in Section 5.7.
           -----------------------

          "Obligations" means each and all of the obligations of Borrower under
           -----------
     or with respect to the Loan or the Loan Documents.

          "Permitted Encumbrances" means: (i) Liens for taxes, assessments or
           ----------------------
     charges for claims that are not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with of GAAP; (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not material, and that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
     (iii) Liens incurred and deposits made in the ordinary course of business to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of debt; (iv) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges, encumbrances; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; (vi) leases or subleases approved by, or deemed approved by Lender; (vii) any attachment or judgment Lien, not otherwise constituting a Default hereunder, in existence less than thirty (30) days after the entry thereof or with respect to which (A) execution has been stayed, (B) payment is covered in full by insurance to which Lender has been made the loss payable party, or (C) Borrower is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside on its books and granted to Lender a priority perfected security interest in such reserves as may be required by GAAP with respect to such judgment or award; and
     (viii) Liens with respect to purchase money security interests (including refinancings thereof) granted in the ordinary course of the Borrower's business, consistent with past practice.

          "Person" means an individual, a corporation, a partnership, a limited
           ------
     liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate" a trade or business.

          "Plan Affiliate" means, with respect to any Person, any employee
           --------------
     benefit plan or arrangement sponsored by, maintained by or contributed to such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

          "Prohibited Transaction" means a transaction that is prohibited under
           ----------------------
     Section 4975 of the Code or Section 406 of ERISA and not exempt under
     Section 4975 of the Code or Section 408 of ERISA.

          "Refinancing Agreements" means the Assignment and Amended & Restated
           ----------------------
     Standstill Agreement between the Borrower, on the one hand, and Northwestern Mutual Life Insurance Company, The Travelers Insurance Company, The Travelers Indemnity Company, the Travelers Life and Annuity Company, The Lincoln National Life Insurance Company and Bedrock Asset Trust I, on the other hand, dated as of December 31, 1996.

          "Refinancing Transactions" means the transactions contemplated by the
           ------------------------
     Refinancing Agreements, including without limitation (i) the repurchase by the Borrower of the Subordinated Debentures for the face amount thereof plus accrued and unpaid interest through the date of such repurchase, and
     (ii) the repurchase by the Borrower of all outstanding shares of its Series A Preferred Stock for an aggregate of $6,830,000 plus accrued and unpaid dividends through the closing date of such repurchase.

          "SEC Documents" is defined in Section 4.29.
           -------------

          "Securities" means, collectively, the Series D Preferred Stock, the
           ----------
     Conversion Stock, the Series E Preferred Stock, and the Series E Conversion Stock.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
     any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Senior Loan" means the Senior Loan made by Lender to Borrower
           -----------
     pursuant to Section 2.1 in the principal amount not to exceed Eighteen Million Dollars ($18,000,000), all pursuant to the terms and conditions of this Agreement.

          "Senior Note" means a note in the form of the Senior Note attached
           -----------
     hereto as Exhibit A, as hereafter amended, supplemented, replaced or
               ---------
     modified.

          "Series A Preferred Stock" means the Borrower's Series A 6.0%
           ------------------------
     Cumulative Preferred Stock.

          "Series B Preferred Stock" means the Borrower's Series B Cumulative
           ------------------------
     Preferred Stock.

          "Series C Preferred Stock" means the Borrower's Series C Convertible
           ------------------------
     Preferred Stock.

          "Series D Certificate of Designation" means the Certificate of
           -----------------------------------
     Designation, Preferences and Rights of Series D 4% Cumulative Redeemable Convertible Preferred Stock in the form set forth as Exhibit B hereto.
                                                          ---------

          "Series D Preferred Stock" means the Series D 4% Cumulative Redeemable
           ------------------------
     Convertible Preferred Stock, with the rights, preferences and privileges set forth in the Series D Certificate of Designation.

          "Series E Certificate of Designation" means the Certificate of
           -----------------------------------
     Designation, Preferences and Rights of Series E 4% Cumulative Redeemable Convertible Preferred Stock in the form set forth as Exhibit C hereto.

          "Series E Conversion Stock" means the shares of Common Stock issuable,
           -------------------------
     upon certain conditions, by the Borrower to the Lender in respect of the Series E Preferred Stock.

          "Series E Preferred Stock" means the Series E 4% Cumulative Redeemable
           ------------------------
     Convertible Preferred Stock, with the rights, preferences and privileges set forth in the Series E Certificate of Designation.

          "State Health Care Program" is defined in Section 4.33.
           -------------------------

          "Subordinated Debentures" means the Borrower's 7.50% Senior
           -----------------------
     Subordinated Debentures due 2005.

          "Subsidiary" is defined in Section 4.3.
           ----------

          "Tax" or "Taxes" means any tax or other similar Liability imposed or
           --------------
     collected by any Governmental Authority, including all federal, state, county, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, property, excise, value added, withholding and other taxes, duties or assessments (including the recapture of any tax items such as investment tax credits), together with any related interest, penalties and additions and shall include any transferee or secondary Liability for a Tax and any Liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group or being included (or required to be included) in any Tax Return relating thereto.

          "Tax Agreement" means any sharing, allocation, indemnity or other
           -------------
     agreement or arrangement (written or unwritten) relating to Taxes (other than this Agreement).

          "Tax Return" means any return, report, information return or other
           ----------
     documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Tax authority or Governmental Authority in connection with the determination, assessment or collection of any Taxes of any Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          1.2  Exhibits and Schedules Incorporated.  All Exhibits and Schedules
               -----------------------------------
attached hereto are hereby incorporated into this Agreement.

                            ARTICLE II. SENIOR LOAN

          2.1  Senior Loan.  Upon the terms of, and subject to the conditions
               -----------
set forth in, this Agreement, Lender agrees to make a loan (the
"Senior Loan") to Borrower in the principal amount of Eighteen Million Dollars.
------------
The Senior Loan, or any portion thereof, once repaid, cannot be reborrowed.

          2.2  Senior Note.  The Senior Loan shall be evidenced by the Senior
               -----------
Note. The date and amount of each payment made on account of the principal of the Senior Loan, and interest thereon, shall be recorded by Lender on its books and records, which books and records shall constitute prima facie evidence of the accuracy of the information contained therein, but the failure of Lender to make any such notation shall not affect the obligations of Borrower hereunder or under the Senior Note.

          2.3  Interest; Payments.  Interest shall accrue upon the outstanding
               ------------------
principal amount of the Senior Loan at the rate provided in the Senior Note, and such interest shall be payable as required therein. Interest on the Loan shall be computed on the basis of actual days elapsed in a year of 360 days (including the first day but excluding the last day) occurring in the period for which it is payable.

          2.4  Prepayments.  Borrower shall not have the right to prepay the
               -----------
Loan at any time.

          2.5  Maturity Date.  On the Maturity Date, the Senior Loan shall
               -------------
mature and be repaid in full, and all sums due and owing under this Agreement and the other Loan Documents shall be paid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

          2.6  Default Interest.  After the occurrence and during the
               ----------------
continuance of a Default, all amounts outstanding under any Loan Document, including without limitation the outstanding principal balance of the Senior Loan, shall, at the option of the Lender, bear interest at the rate of interest applicable to overdue payments of principal and interest under the Senior Note (the "Default Rate").
      ------------

          2.7  Payments on Non-Business Days; Calculations.  If any payment to
               -------------------------------------------
be made under any Loan Document shall be stated to be due on a day which is not a Business Day, then the date for payment thereof shall be extended to the next following Business Day.

          2.8  Stamp Taxes, Etc.  The Borrower shall pay any Taxes on the
               ----------------
issuance, execution and delivery of the Loan Documents, any stamp or other taxes levied by any jurisdiction on the execution, delivery, filing, recording, performance and enforcement of the Loan Documents, and all Taxes levied by any jurisdiction by reason or in respect of any payments under the Senior Note, hereunder or under any other Loan Document (other than any tax on, or measured by, the net income of Lender by the jurisdiction in which it is organized or maintains its principal office).

          2.9  Costs of Closing.  Whether or not the Closing occurs, Borrower
               ----------------
will reimburse Lender for all reasonable legal fees and expenses, and all other costs incurred by Lender or its counsel in connection with this Agreement and the transactions contemplated hereby, including without limitation the Loan, provided that Borrower's maximum responsibility therefore shall be $81,000. Such reimbursement shall be due on the Closing Date or, if the Closing does not occur, promptly upon Borrower's receipt from the Lender of a bill for such costs and expenses.

          2.10  Use of Proceeds.  The proceeds of the Loan shall be used by the
                ---------------
Borrower solely (i) to make payments due from it to the holders of the Series A Preferred Stock and the Subordinated Debentures pursuant to the Refinancing Agreements, (ii) to make payments with respect to the transaction costs referred to in Section 2.9 and (iii) to the extent any proceeds remain after the payments set forth in items (i) and (ii) above, for general working capital purposes, all in accordance with the Funds Flow Memorandum attached hereto as Exhibit D. All Persons receiving proceeds under clause (i) above shall acknowledge receipt of such amounts and that such amounts shall represent payment in full of the amounts owed to such Persons under the instruments or agreements evidencing such obligations of the Borrower.

            ARTICLE III.  CONDITIONS PRECEDENT TO CLOSING AND LOANS

          3.1  Conditions Precedent to Closing.  The Lender's obligation to
               -------------------------------
make the Senior Loan, and the occurrence of the Closing Date, shall be subject to satisfaction or waiver, in Lender's sole and absolute discretion, of each of the following conditions precedent on or prior to December 31, 1996:

          (a) Compliance.  There shall be no Default and each of the
              ----------
     representations and warranties contained in Article 4 hereof shall be true and correct on and as of the Closing Date.

          (b) Senior Note.  The Borrower shall have delivered to the Lender the
              -----------
     Senior Note, in form and substance satisfactory to the Lender in its sole and absolute discretion, duly executed by the Borrower.

          (c) Corporate Documents.  The Lender shall have received true and
              -------------------
     complete copies of the following documents from the applicable Governmental Authority, dated a recent date prior to the Closing, for the Borrower: (i) tax status certificates, if available, showing no unpaid tax Liabilities; and (ii) a good standing certificate from the jurisdiction in which the Borrower is organized.

          (d) Corporate Proceedings.  The Lender shall have received a copy of
              ---------------------
     the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of Borrower, authorizing the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, as well as the adoption of the Series D Certificate of Designation and the Series E Certificate of Designation.

          (e) Fees and Expenses.  The Lender shall have received evidence
              -----------------
     (including, without limitation payment instructions given by the Borrower) that all fees and expenses payable to the Lender have been paid in full.

          (f) Certificates of Designation.  The Borrower shall have adopted and
              ---------------------------
     duly filed with the Secretary of State of Delaware the Series D Certificate of Designation and the Series E Certificate of Designation.

          (g) Refinancing.  The Refinancing Agreements shall have been executed
              -----------
     by the parties thereto. On the Closing Date, the Refinancing Transactions shall have been consummated.

          (h) Opinion of Borrower's Counsel.  The Lender shall have received the
              -----------------------------
     legal opinion of Irell & Manella LLP, counsel to the Borrower, in the form set forth as Exhibit E hereto.

          (i) Other Documents.  The Lender shall have received such other
              ---------------
     documents, instruments, agreements, certificates, forms of evidence and other materials relating to the transactions contemplated hereby as the Lender may reasonably require.

          (j) Completion of Review of Borrower.  The Lender shall have completed
              --------------------------------
     and been satisfied in its sole discretion with its review of the business, operations, properties, assets, liabilities, prospects and condition, financial and otherwise, of the Borrower and its Subsidiaries.

          3.2  Closing Mechanics.  Upon the satisfaction (or waiver in the
               -----------------
Lender's sole and absolute discretion) of each of the conditions precedent set forth in Section 3.1, the Lender shall disburse the proceeds of the Loan by
         -----------
making the payments set forth in the Flow of Funds Memo. The Senior Loan shall be deemed made, and interest shall begin to accrue, upon disbursement thereof.

            ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BORROWER

          As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that, except as set forth in Schedule 4 attached hereto (the "Borrower Disclosure Schedule"):
 ----------------------------

          4.1  Organization, Powers and Good Standing.  The Borrower is a
               --------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either alone or together with all other such failures, would have a Material Adverse Effect on the Borrower. Schedule 4.1 includes true and complete copies of the Borrower's Certificate of Incorporation and Bylaws currently in effect and a list of all states or other jurisdictions in which the Borrower is qualified to do business. All of the terms and provisions of the Certificate of Incorporation and Bylaws are legal, valid and enforceable.

          4.2  Capitalization.
               --------------

          (a) The authorized capital of the Borrower consists of: (i) Twenty-Five Million (25,000,000) shares of common stock ("Common Stock"), 10,913,388
                                                   ------------
shares of which are issued and outstanding as of the date hereof and shall be issued and outstanding as of the Closing; (ii) One Million (1,000,000) shares of Preferred Stock, of which (A) 155,000 shares of Series A Preferred Stock have been designated and authorized, 155,000 shares of which are issued and outstanding as of the date hereof (all of which will be repurchased by the Borrower as part of the Refinancing Transactions); (B) 125,000 shares of Series B Preferred Stock have been designated and authorized, no shares of which are issued and outstanding as of the date hereof; and (C) 4,000 shares of Series C Preferred Stock have been designated and authorized, 3,876 shares of which are issued and outstanding as of the date hereof. The outstanding shares of Common Stock and Existing Preferred Stock are fully paid, non assessable, free and clear of all encumbrances and have been issued in compliance with all state and federal securities laws. None of such shares is subject to any preemptive rights.

          (b) Upon the consummation of the Refinancing Transactions and the transactions contemplated by this Agreement, the authorized capital of the Borrower will consist of: (i) Twenty-Five Million (25,000,000) shares of Common Stock, 10,913,388 shares of which will be issued and outstanding immediately after the Closing Date; (ii) One Million (1,000,000) shares of Preferred Stock, of which (A) no shares of Series A Preferred Stock or Series B Preferred Stock will have been designated and authorized, (B) 4,000 shares of Series C Preferred Stock will have been designated and authorized, 3,876 shares of which will be issued and outstanding immediately after the Closing Date; (C) Eighteen Thousand (18,000) shares of Series D Preferred Stock will have been designated and authorized, no shares of which will be issued and outstanding immediately after the Closing Date; and (D) Nine Thousand (9,000) shares of Series E Preferred Stock will have been designated and authorized, none of which will be issued and outstanding immediately after the Closing Date.

          (c) The rights, preferences, privileges and restrictions of the Series D Preferred Stock are as stated in the Series D Certificate of Designation. The rights, preferences, privileges and restrictions of the Series E Preferred Stock are as stated in the Series E Certificate of Designation.

          (d) Except (i) as otherwise contemplated by this Agreement, (ii) for the issuance, sale or grant of rights to purchase (including options and warrants) aggregating up to 990,983 shares of Common Stock to key employees and directors of the Borrower outstanding on the date hereof, (iii) for warrants relating to an aggregate of 328,900 shares of Common Stock outstanding on the date hereof, and (iv) for 77,520 shares of Common Stock currently issuable upon conversion of the Company's outstanding Series C Preferred Stock, the Borrower has not become subject to any commitment or obligation, either absolute or conditional, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, options, calls, conversion rights or otherwise, any shares of the Capital Stock of the Borrower. Except as provided in this Agreement, the Borrower is not a party or subject to any agreement or understanding, and, to the Borrower's Knowledge, there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any of the Borrower's voting securities.

          4.3  Subsidiaries.  Schedule 4.3 sets forth a correct and complete
               ------------   ------------
list of: (i) the name, number of shares, partnership interests or other equity interests held, and percentage ownership by the Borrower in each corporation, partnership, joint venture or other entity in which the Borrower has, directly or indirectly, any equity interest in the capital stock thereof, any partnership interest, or any other equity interest therein (individually a "Subsidiary" and
                                                                ----------
collectively "Subsidiaries".)  Except as specifically set forth in Schedule 4.3,
              ------------                                         ------------
the Borrower owns of record and beneficially all of the outstanding capital stock of each of the Subsidiaries free and clear of all Liens. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is entitled to own, lease or operate the properties and assets it now owns, leases or operates, and is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing, or group of the foregoing, would have a Material Adverse Effect on such Subsidiary. The shares of capital stock of each Subsidiary shown in Schedule 4.3 to be issued and outstanding have been
                         ------------
validly authorized and issued and are validly outstanding, fully paid and non assessable. No Subsidiary holds shares of its capital stock in its treasury, and there are not outstanding (i) any options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them. The Borrower has provided or made available to the Lender copies of the certificates of incorporation, articles of incorporation, partnership agreements, limited liability company operating agreements, joint venture agreements, or other governing documents with respect to each Subsidiary.

          4.4  Authorization.
          ---  -------------

          (a) The Borrower has all corporate and other requisite authority to execute, deliver and carry out and perform its obligations under the terms of the Loan Documents and the other agreements referred to herein, and all of the transactions contemplated hereunder and thereunder, including the sale and issuance of the Securities. The execution and delivery of the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Borrower and, except as set forth herein, no other approval is required for the performance by the Borrower of its obligations hereunder, or thereunder. The Loan Documents and the other agreements referred to herein have been, and at Closing will be, duly executed and delivered by the Borrower.

          (b) The Loan Documents and the other agreements referred to herein, when executed and delivered by the Borrower, will constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (c) The Board of Directors of the Borrower, by a unanimous written consent, has in light of and subject to the terms and conditions set forth herein, (i) determined that the Loan Documents, the other agreements referred to herein, and the transactions contemplated hereby and thereby, taken together, are in the best interest of the Borrower and its shareholders and (ii) approved the Loan Documents, the other agreements referred to herein, and the transactions contemplated hereby and thereby. All required notices to, and approvals and consents of, the Borrower's shareholders for the Loan Documents and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, have been validly given and obtained.

          4.5  Governmental and Other Consents; No Violation.  No consent,
               ---------------------------------------------
approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Borrower in connection with the Borrower's valid execution, delivery or performance of the Loan Documents or the other agreements referred to herein. The execution, delivery and performance by Borrower of each Loan Document to which it is party, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the Borrower's Certificate of Incorporation or Bylaws as currently in effect,
(b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents that have been obtained and are in full force and effect, require the approval or consent of any Person pursuant to, any Contractual Obligation of Borrower, or (c) result in the creation or imposition of any Lien upon any asset of Borrower.

          4.6  Litigation.  There is no action, suit, claim, arbitration,
               ----------
litigation, legal, administrative or other proceeding, or investigation (by any Governmental Authority or otherwise) pending against or affecting the Borrower, any Subsidiary or the assets, products or business of any of them or, to the Knowledge of the Borrower, any reasonable basis therefor or threat thereof, other than disputes and claims arising in the ordinary course of the Borrower's business that could not in the aggregate have a Material Adverse Effect on the Borrower and its Subsidiaries. Neither the Borrower nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Authority. There is no action, suit, claim, arbitration, litigation, legal, administrative or other proceeding, or investigation by the Borrower or any Subsidiary currently pending or that the Borrower or any Subsidiary currently intends to initiate. There are no judicial or administrative actions, proceedings or investigations pending or, to the Borrower's Knowledge, threatened, against the Borrower, any Subsidiary or any of their respective businesses, assets or products that seek to enjoin, question the validity of, or rescind the transactions contemplated by this Agreement or any of the other agreements referred to herein or otherwise prevent the Borrower from complying with the terms and provisions of this Agreement or any of such other agreements.

          4.7  Financial Statements and Reports.
               --------------------------------

          (a) The financial statements contained in the SEC Documents (collectively, the "Financial Statements") have been prepared in accordance with
                    --------------------
generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
throughout the periods indicated and with each other (except that the Financial Statements may not contain all footnotes required by GAAP) and fairly present the consolidated financial condition of the Borrower and the Subsidiaries and the consolidated results of operations as of such dates and for such periods indicated. Since September 30, 1996, there has not been any material adverse change to the financial condition of the Borrower or any Subsidiary as set forth in the Financial Statements. There are no Liabilities required by GAAP to be disclosed in the Financial Statements that are not disclosed in the Financial Statements. Except as reflected in the Financial Statements, neither the Borrower nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person. The Borrower maintains a standard system of accounting established and administered in accordance with GAAP. The Borrower's accounting policies relating to revenue recognition, reserves, capitalization expense, depreciation and amortization are administered in accordance with GAAP. The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the Borrower have been maintained in the ordinary course and contain a correct and complete record of the matters typically contained in records of such nature.

          (b) Schedule 4.7(b) lists all management letters and all other letters
              ---------------
(other than audit letters included in the SEC Documents) delivered to the Borrower by the Borrower's independent auditing firm(s) relating to the results of operations, financial statements or internal controls of the Borrower or any Subsidiary insofar as the same may pertain to the business or assets of the Borrower and any Subsidiary during any period from and after January 1, 1994.

          (c) Since January 1, 1994, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act between the Borrower and its independent auditing firm(s) concerning any aspect of the manner in which the Borrower has reported upon the financial condition and results of operations of the business or assets of the Borrower since such date, that has not been resolved to the satisfaction of the relevant independent auditing firm.

          4.8   Proprietary Information.  To the Borrower's Knowledge (which for
                -----------------------
purposes hereof shall not include the knowledge of the applicable officer, director or employee), none of the officers, directors or employees of the Borrower or any of its Subsidiaries is in violation of any agreement regarding proprietary information and inventions. To the Borrower's Knowledge (which for purposes hereof shall not include the knowledge of the applicable officer or employee), none of the officers or employees of the Borrower or any of its Subsidiaries is in violation of any prior employment contract or proprietary information agreement with any Person.

          4.9   Registration Rights.  Neither the Borrower nor any Subsidiary is
                -------------------
a party to any agreement or commitment that obligates the Borrower to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

          4.10  Contracts.
                ---------

          (a) "Current Customer" means any Person from whom the Borrower or any
               ----------------
Subsidiary has recognized revenue since January 1, 1995 through the date hereof or to whom the Borrower or any Subsidiary has any obligation to complete work or honor any contractual warranty or has any obligation or Liabilities. Since January 1, 1996 no Current Customers of the business have canceled or terminated their Contracts, or notified the Borrower or any Subsidiary in writing or, to the Knowledge of the Borrower or any Subsidiary, orally, of their specific intent to cancel or terminate their contract, except any such cancellations, terminations or notifications that in the aggregate could not have a Material Adverse Effect (taking into account revenue generated from replacement customers) on the Borrower and its Subsidiaries.

          (b) Schedule 4.10(b) contains a correct and complete list of all
              ----------------
agreements, contracts, indebtedness, liabilities and other obligations to which the Borrower or any Subsidiary is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Borrower or any Subsidiary in excess of $500,000 annually or $2,000,000 in the aggregate, which obligate the Borrower or any Subsidiary to share, license or develop any product or technology, or which involve transactions or proposed transactions between the Borrower and any Subsidiary on the one hand, and the officers, directors, Affiliates or any Affiliate of the Borrower or any Subsidiary, on the other hand (collectively, the "Material Contracts"), excluding any such Material Contracts
                    ------------------
that are contracts with Current Customers.

          (c) The Borrower and the Subsidiaries have in all material respects performed, and are now performing in all material respects, the obligations under, and are not in default (or to the Borrower's Knowledge, would by the lapse of time and/or the giving of notice or otherwise be in default) in respect of, any of the Material Contracts. To the Borrower's Knowledge, each of the Material Contracts is in full force and effect and is a valid and enforceable obligation against the Borrower or a Subsidiary, as applicable, and the other party thereto, in accordance with its terms.

          4.11  Absence of Changes.  Since January 1, 1996, except as
                ------------------
reflected in the Financial Statements or the SEC Documents, neither the Borrower nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed other than in the ordinary course or any other Liabilities other than in the ordinary course;
(iii) made any loans or advances to any Person (other than advances for business or travel expenses) or guaranteed the obligations of any Person; (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale, exchange or other disposition of its equipment and services in the ordinary course of business consistent with past practice; (v) incurred any change in the assets, liabilities, financial condition, operating results, prospects or business of the Borrower from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that have not been, in the aggregate, materially adverse; (vi) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Borrower (as such business is presently conducted and as it is proposed to be conducted); (vii) waived a valuable right or a debt owed to it, except in the ordinary course of business consistent with past practice; (viii) satisfied or discharged any Lien, claim or encumbrance or payment of any obligation, except in the ordinary course of business consistent with past practice and that is not material to the assets, properties, financial condition, operating results, prospects or business of the Borrower or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted); (ix) agreed to or made any material change or amendment to any Material Contract, except in the ordinary course of business consistent with past practice; (x) made any material change in any compensation arrangement or agreement with any employee; (xi) permitted or allowed any of its assets to be subjected to any material Lien, other than Liens on equipment in the ordinary course of business consistent with past practice; (xii) written up the value of any inventory, notes or accounts receivable, or other assets;
(xiii) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Intellectual Property Right;
(xiv) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted;
(xv) paid, lent or advanced any amount to, or sold, transferred or leased any assets to, or entered into any agreement or arrangement with, any of its affiliates, except for directors' fees, and employment compensation to officers;
(xvi) made capital expenditures
or commitments therefor, other than such capital expenditures or commitments made in the ordinary course consistent with past practice and not exceeding, in the aggregate, $22,000,000 for the period from September 30, 1996 through the Closing Date and (xvii) to the Borrower's Knowledge, incurred or suffered any other event or condition of any character that could reasonably be expected to result in a Material Adverse Effect on the Borrower or any Subsidiary.

          4.12  Intellectual Property.  The Borrower and each of the
                ---------------------
Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, software, trade secrets, know-how and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          4.13   Compliance with Other Instruments.  Neither the Borrower nor
                 ---------------------------------
any Subsidiary is in violation or default of any provisions of its Charter or Bylaws (the "Charter Documents"), or of any provision of Applicable Law. Neither
             -----------------
the Borrower nor any Subsidiary is in violation or default of any instrument, judgment, order, writ, decree or oral or written contract or other agreement to which it is a party or by which it is bound, except with respect to any such defaults which could not have a Material Adverse Effect on the Borrower or the relevant Subsidiary, as the case may be. The execution, delivery and performance of the Loan Documents and the other agreements referred to in this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with any provision of the Charter Documents or Applicable Law, or any instrument, judgment, order, writ, decree, contract or other agreement, and will not be an event that results in the creation of any Lien upon any assets of the Borrower or any Subsidiary or constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Borrower or any Subsidiary is entitled, under any contract or any license, franchise, permit or similar authorization relating to the Borrower or any Subsidiary or by which its business or assets may be bound.

          4.14   Compliance with Law; Approvals.
                 ------------------------------

          (a) The operations of the Borrower and its Affiliates have been and will continue to be conducted in accordance with all Applicable Laws, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning and building and occupational safety matters, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on the Borrower or any Subsidiary.

          (b) Neither the Borrower nor any Affiliate has received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation ) of any Applicable Law, or is in material default with respect to any Applicable Law, and to the best Knowledge of the Borrower and all Affiliates, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of violation of any Applicable Law is threatened or contemplated.

          (c) Neither the Borrower nor any Affiliate has any Knowledge of any proposed change in any Applicable Law that would materially adversely affect the transactions contemplated by this Agreement or all or any material part of the assets or business of the Borrower or any Affiliate.

          (d) Each of the Borrower and its Affiliates has, and all professional employees or agents of each of the Borrower and its Affiliates have, all licenses, franchises, permits, authorizations, including certificates of need, or approvals from all Governmental Authorities ("Approvals") required for the
                                                 ---------
conduct of the business of each of the Borrower and its Affiliates and the occupancy and operation, for its present uses, of the real and personal property which each of the Borrower and its Affiliates owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on any of the Borrower or any Affiliate, and neither the Borrower nor any Affiliate or the professional employees or agents of either is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on any of the Borrower or any Affiliate. Each of the Borrower and its Affiliates has all Approvals required for the conduct of the business of each of the Borrower and its Affiliates and the occupancy and operation, for its present uses, of the real and personal property which each of the Borrower and its Affiliates owns or leases, and neither the Borrower nor any Affiliate is in violation of any such Approval or the terms or conditions thereof.

          (e) Schedule 4.14(e) sets forth a true and complete list of all
              ----------------
Approvals issued or granted to each of the Borrower and any Affiliate (excluding any licenses granted to any natural person); such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof.

          (f) All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the Knowledge of each of the Borrower and its Affiliates, no suspension or cancellation thereof has been threatened.

          (g) No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          4.15  Title to Assets.  The Borrower and the Subsidiaries have good
                ---------------
and valid title to or a valid leasehold interest in all of the material tangible assets owned or leased by them, or otherwise used in or pertaining to the business of the Borrower and the Subsidiaries as presently conducted, including all material tangible assets reflected in the Borrower's most recent balance sheet included in the Financial Statements and all material tangible assets purchased or otherwise acquired by the Borrower or any Subsidiary since the date of such balance sheet (except for properties and assets sold since such date in the ordinary course consistent with past practice). None of such material tangible assets is subject to any material Lien except for Permitted Encumbrances.

          4.16  Plant, Property, and Equipment.  To the Borrower's Knowledge,
                -------------------------------
the Leased Real Property, and other plant, property, equipment, leasehold improvements and other material tangible assets of the business, conform in all material respects with Applicable Law; are structurally sound with no material defects; are in good operating condition and repair (ordinary wear and tear excepted); and are adequate in all material respects for the purposes for which they are being used.

          4.17  Accounts and Notes Receivable.  Except to the extent of
                ------------------------------
applicable reserves for doubtful accounts and contract reserves shown on the Borrower's most recent balance sheet included in the Financial Statements, all of the accounts, notes and other receivables owed to the Borrower or any Subsidiary as of the date hereof or thereafter acquired or arising prior to the Closing Date, constitute, and as of the Closing Date will constitute, valid and enforceable claims (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto) arising from bona fide transactions on the part of the Borrower and the Subsidiaries and, to the Borrower's Knowledge, bona fide transactions for parties other than the Borrower and the Subsidiary in the ordinary course, and there are no claims, refusals to pay or other rights of set-off against any thereof (other than ordinary course disputes that could not in the aggregate have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole). None of such accounts is pledged to any third party. The reserve for doubtful accounts shown on the Borrower's most recent balance sheet included in the Financial Statements is in accordance with GAAP.

          4.18  Indebtedness.  Schedule 4.18 sets forth a true and complete
                ------------   -------------
list of all indebtedness of the Borrower or any Subsidiary for borrowed money as of December 1, 1996.

          4.19  Real Property.
                -------------

          (a) No Owned Real Property.  Neither the Borrower nor any Subsidiary
              ----------------------
has or has ever had any fee or other direct or indirect ownership interest in any real property.

          (b) Leased Real Property Agreements.  Schedule 4.19(b) sets forth a
              -------------------------------   ----------------
true and complete list of all Leased Real Property and a list of all of the agreements (as amended) to which the Borrower or any Subsidiary is a party relating thereto (the "Lease Agreements"). To the Borrower's Knowledge, all the
                       ----------------
Lease Agreements are in full force and effect and are valid and enforceable against the other parties thereto in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). Neither the Borrower nor any Subsidiary is in default under any of the Lease Agreements. To the Borrower's Knowledge, no other Person party to the Lease Agreements is in default under any of the Lease Agreements. There are no other agreements that concern any right, title or interest in or to the Leased Real Property or grant to a third party the right to occupy the premises used in the business, other than Permitted Liens. The Closing will not affect the rights to the continued use and possession of the Leased Real Property on the terms and conditions specified in the Lease Agreements for the purposes for which such property is now used in the business.

          (c) Leases of Real Property to Others.  To the Borrower's Knowledge,
              ---------------------------------
no Leased Real Property is subject to any lease or other right of use of possession by any Person other than the Borrower or a Subsidiary.

          (d) Legal Proceedings Affecting Property.  To the Borrower's
              ------------------------------------
Knowledge, there is not: (i) any planned public improvement that will result in any charge being levied or assessed against any Leased Real Property or that would create any encumbrance upon such property, (ii) any condemnation proceeding with respect to any Leased Real Property, (iii) any proposal by a tax authority to change materially the assessed value or assessment rates of any Leased Real Property, or (iv) any other claim, suit, proceeding, order or demand of any Governmental Authority or any Persons that could have a material adverse impact on the value, right to develop, use or condition of any Leased Real Property.

          (e) Disputes.  There is no currently pending material claim, dispute
              --------
or controversy with respect to any of the Lease Agreements. To the Borrower's Knowledge, no Person has raised any material claim, dispute or controversy with respect to any of the Lease Agreements since January 1, 1995.

          4.20  Employee Plans and Arrangements.
                -------------------------------

          (a) There are no employment, consulting, change of control, severance pay, continuation pay, termination pay, loans, guarantees or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Borrower, on the one hand, and any current
----------------------
or former shareholder, officer, director, employee or Affiliate of the Borrower or any consultant or agent of the Borrower, on the other hand, that, as a direct result of the transactions contemplated by this Agreement, (i) will require any payment by the Borrower or any consent or waiver from any shareholder, officer, director, employee or Affiliate of the Borrower or any consultant or agent of the Borrower, or (ii) will result in any change in the nature of any rights of any shareholder, officer, director, employee or Affiliate of the Borrower or any consultant or agent of the Borrower under any such Employment Agreement or other similar agreement (including, without limitation, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, or additional or accelerated vesting).

          (b) Schedule 4.20(b) sets forth all Employee Benefit Plans and Benefit
              ----------------
Arrangements of the Borrower and each Subsidiary that are currently in effect.

          (c) Neither the Borrower nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (whether or not terminated).

          (d) Neither the Borrower nor any of its ERISA Affiliates sponsors or has sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or Multiple Employer Plan (whether or not terminated).

          (e) No agreement, commitment or obligation exists to increase benefits under any Benefit Plan or to adopt any new Benefit Plan. Further, no individual will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement, and the Borrower is not a party to any agreement or arrangement that could result in the payment of any such benefits or payments.

          (f) No Employee Benefit Plan has participated in, engaged in or been a party to any Prohibited Transaction, and neither the Borrower nor any of its ERISA Affiliates has had asserted against it any claim for any excise tax or penalty imposed under ERISA or the Code with respect to any Employee Benefit Plan nor, to the knowledge of the Borrower, is there a basis for any such claim. No officer, director or employee of the Borrower or any ERISA Affiliate has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan, with respect to which breach the Borrower is or could be directly or indirectly liable.

          (g) Other than routine uncontested claims for benefits, there is no claim pending involving any Benefit Plan by any Person against such plan or the Borrower or any ERISA Affiliate, nor, to the knowledge of the Borrower, is any such claim threatened. There is no pending or to the knowledge of the Borrower, threatened, Proceeding involving any Employee Benefit Plan before the Internal Revenue Service, the United States Department of Labor or any other Governmental Authority.

          (h) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan.

          (i) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with both its plan documents and with ERISA, the Code and all other Applicable Laws. The Borrower and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and Applicable Law or required to be paid as expenses or benefits under such Benefit Plan, and has made adequate provision for reserves to satisfy contributions and payments not yet made because they are not yet due under the terms of the Benefit Plan or Applicable Law. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is and has always been so qualified, and either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such a determination letter with the IRS within the remedial amendment period such that such determination of qualified status will apply from and after the effective date of any such Employee Benefit Plan.

          (j) With respect to any Group Health Plans maintained by the Borrower or its ERISA Affiliates, whether or not for the benefit of the Borrower's employees, the Borrower and its ERISA Affiliates have complied in all material respects with the provisions of COBRA. The Borrower is not obligated to provide health care benefits of any kind to its retired or former employees or their dependents pursuant to any agreement or understanding.

          (k) Except pursuant to the provisions of COBRA, neither the Borrower nor any ERISA Affiliate maintains any Employee Benefit Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees, or the beneficiaries of any of them, of the Borrower or its ERISA Affiliates.

          (l) The Borrower has made available to the Lender a copy of (i) the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan other than Multiemployer Plans. All information provided by the Borrower, as applicable, to any individual in connection with the preparation of any such opinion or report was true, correct and complete in all respects.

          (m) Each Benefit Plan can be amended or terminated at any time without approval from any Person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination.

          (n) In connection with any Employee Pension Benefit Plan currently maintained by the Borrower or any ERISA Affiliate, (i) there have been no accumulated funding deficiencies (within the meaning of Code Section 412), whether or not waived, (ii) there have been no reportable events (within the meaning of ERISA Section 4043(b)), and (iii) no circumstances exist that would warrant a termination of any such plan by the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4042. No Employee Pension Benefit Plan has been terminated within the last five years in other than a standard termination under Section 4041(b) of ERISA and all liabilities under such plans have been adequately and properly discharged.

          4.21  Employees.
                ---------

          (a) Neither the Borrower nor any Subsidiary has or has ever had any employees represented by collective bargaining agents.

          (b) The Borrower and each Subsidiary has complied in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Neither the Borrower nor any Subsidiary has or could reasonably be expected to have any material Liability to any former employee or individual who provided services to the Borrower in a capacity other than as an employee in circumstances where such Liability arises or would arise under the express terms of a Benefit Plan. No charges of employment or labor law violations exist or, to the Borrower's Knowledge, are threatened, before any Governmental Authority concerning any current, prospective or former employees or independent contractors of the Borrower or any Subsidiary, and no valid basis exists for any such charge.

          (c) There is no strike, labor dispute, work slowdown or work stoppage actually pending or, to the Knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries or, to the Knowledge of the Borrower, any of its key subcontractors or suppliers. No collective bargaining representation petition is pending or, to the Knowledge of Borrower, threatened against the Borrower or any Subsidiary.

          4.22  Insurance.  Each of the Borrower and each Subsidiary has in
                ---------
full force and effect and will maintain (i) insurance on its assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, in amounts customary for companies similarly situated as the Borrower or the Subsidiary, as the case may be, and (ii) insurance protection against all Liabilities, claims and risks against which, and in such amounts as, are customary for companies similarly situated as the Borrower to insure.

          4.23  Environmental Compliance.
                ------------------------

          (a) The Borrower and each Subsidiary has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of any Governmental Authority, or from any other Person, that are required under any Environmental Law and relate to its business, its assets or its products. Schedule 4.23(a) sets
                                                        ----------------
forth (i) all permits, licenses and other authorizations issued under any Environmental Law to the Borrower or any Subsidiary relating to its business, its assets or its products and (ii) a description and good faith estimate by the Borrower of the costs of all capital expenditures that may be necessary to maintain or continue to be qualified for each such permit, license or other authorization.

          (b) The Borrower and each Subsidiary is in compliance in all material respects with all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of any Governmental Authority (and all other Persons) required under all Environmental Laws and used in its business or that relate to its assets, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

          (c) There is no pending or, to the Borrower's Knowledge, threatened, proceeding, citation or notice of violation under any Environmental Law relating to the Borrower or any Subsidiary, or any of the equipment, business or assets of the Borrower or any Subsidiary.

          (d) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that may interfere with or prevent continued compliance by the Borrower or any Subsidiary with any Environmental Law, or that may give rise to any Liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (1) under any Environmental Law, (2) based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Material, or (3) resulting from exposure to workplace hazards.

          (e) Neither the Borrower nor any Subsidiary is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Authority could take any action that would require any such capital expenditures.

          4.24  No Undisclosed Liabilities.  There are no Liabilities of the
                --------------------------
Borrower or any Subsidiary required to be reflected on a balance sheet prepared in accordance with GAAP except: (a) Liabilities accrued or reserved on the Financial Statements; and (b) Liabilities incurred in the ordinary course of business since the most recent Financial Statement that are not individually or in the aggregate material to the Borrower or any Subsidiary.

          4.25  Taxes.
                -----

          (a) All Borrower Tax Returns have been properly and timely filed and all such Tax Returns are correct and complete in all material respects. Each affiliated group with which any of the Borrower and its Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Borrower and its Subsidiaries was a member of the group. All such consolidated and combined Tax Returns were correct and complete in all material respects.

          (b) All Taxes due and payable by the Borrower and/or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. All income Taxes owed by any affiliated group with which any of the Borrower and its Subsidiaries files a consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Borrower and the Subsidiaries was a member of the group.

          (c) There is no (nor is there any pending request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of, or statute of limitations regarding, any Taxes or the filing of any Tax Returns that is currently in effect and no power of attorney granted by or with respect to the Borrower or any Subsidiary with respect to any Tax matter is currently in force.

          (d) There is no pending audit, examination or investigation with respect to any Borrower Tax Returns, nor is there pending any notice of the initiation thereof; there is no action, suit, proceeding (administrative or court), claim, demand, deficiency or additional assessment pending or, to the Knowledge of Borrower, threatened with respect to any Borrower Tax Returns.

          (e) The Borrower and its Subsidiaries have withheld all Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

          (f) None of the Borrower and its Subsidiaries (A) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Borrower) and (B) has any liability for the Taxes of any person as defined in Section 7701(a)(1) of the Code (other than the Borrower and its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign tax), as a transferee or successor, by contract, or otherwise.

          (g) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Financial Statements in accordance with GAAP are adequate to cover all unpaid Taxes accruing or payable by the Borrower and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (determined under the closing of the books method of allocation).

          (h) Neither the Borrower nor any Subsidiary has agreed, requested, or been requested to make, or is required to make, any adjustment to taxable income for any taxable period after the Closing under Section 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reasons of a change in accounting method or otherwise.

          (i) There are no encumbrances (other than Permitted Encumbrances) on any asset or property of the Borrower or any Subsidiary arising out of, connected with, or related to any Tax imposed on the Borrower, its Subsidiaries, or any of their businesses or properties.

          (j) The Borrower is not a party to, is not bound by, and has no obligation (or potential obligation) under any Tax Agreement.

          (k) Neither the Borrower nor any Subsidiary is a party to any agreement with an Affiliate relating to a foreign sales corporation or "FSC" within the meaning of Section 922 of the Code; or a domestic international sales corporation or "DISC" within the meaning of Section 992 of the Code.

          (l) All Tax years (or periods) with respect to the Federal income Tax Liabilities of the Borrower, and its assets or operations are closed.

          (m) Other than the elections made in the Tax Returns provided to or made available to the Lender, no agreement, consent, or election for foreign, Federal, state or local tax purposes that would affect or be binding on the Borrower or any Subsidiary after the Closing has been filed or entered into by the Borrower or any Subsidiary. No consent has been filed with respect to the Borrower or any Subsidiary under Section 341(f) of the Code.

          (n) Schedule 4.25 lists all federal, state, local, and foreign Tax
              -------------
Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit, other than (i) Tax Returns relating to closed years, and (ii) Tax Returns that have been audited, where such audit did not result in any material change in any tax due from Borrower or any Subsidiary to any Governmental Authority. Correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Borrower or any of its Subsidiaries since January 1, 1995 have been delivered or made available to Lender.

          4.26  No Research Grants.  Neither the Borrower nor any of its
                ------------------
subsidiaries since inception has provided any research, educational or study grants or other financial support of any kind to any hospital, physician, or health care provider.

          4.27  Certain Regulatory Matters.  To the Borrower's Knowledge,
                --------------------------
neither the Borrower nor any of its Subsidiaries since inception has been the subject of any investigative proceeding before any Governmental Authority or the agent of any such authority, including without limitation federal and state health authorities.

          4.28  Transactions with Affiliates.  Except for regular salary
                ----------------------------
payments and fringe benefits under an individual's compensation package with the Borrower or any Subsidiary, none of the officers, employees, directors or other Affiliates of the Borrower or any Subsidiary or members of their families is a party to any agreements, understandings, indebtedness or proposed transactions with the Borrower or any Subsidiary or is directly interested in any Contract with the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has guaranteed or assumed any obligations of their respective officers, directors, employees or other Affiliates, or members of any of their families. To the Borrower's Knowledge, none of such persons has any direct or indirect ownership interest in any firm or entity with which the Borrower or any Subsidiary is affiliated or with which the Borrower or any Subsidiary has a business relationship, or any entity that competes with the Borrower or any Subsidiary, other than publicly traded companies that may compete with the Borrower or any Subsidiary.

          4.29  Reports; SEC Documents.  All material reports, documents and
                ----------------------
notices required to be filed, maintained or furnished with or to any Governmental Authority by the Borrower or any Subsidiary have been so filed, maintained or furnished. All such reports, documents and notices were complete and correct in all material respects on the date filed (or were corrected in or superseded by a subsequent filing such that no Liabilities exist with respect to the original filing, maintenance or furnishing thereof). The Borrower has heretofore furnished to or made available to the Lender complete copies of all registration statements, reports and proxy statements, including amendments thereto, filed with the Securities and Exchange Commission (the "SEC") since
                                                                 ---
January 1, 1995 and prior to the date of this Agreement (collectively, the "SEC
                                                                            ---
Documents").  None of the SEC Documents contains any untrue statement of a
---------
material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

          4.30  Disclosure.  Neither this Agreement nor the other agreements
                ----------
referred to in this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

          4.31  Brokers.  Neither the Borrower nor any Subsidiary has dealt
                -------
with, or incurred liability for a fee to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          4.32  Certain Additional Regulatory Matters.  Neither the Borrower
                -------------------------------------
nor any Affiliate, nor the officers, directors, employees or agents of any of the Borrower or any Affiliate, and none of the persons who provide professional services under agreements with any of the Borrower or any Affiliate as agents of such entities have engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under (S)(S) 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services Statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Borrower or any of its Affiliates seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

          (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other state health care program that is
(i) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the person presenting knows or should know that the claim is false or fraudulent;

          (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in party by CHAMPUS, Medicare or Medicaid or any other state health care program; or

          (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other state health care program certification, or (ii) information required to be provided under
(S) 1124(A) of the Social Security Act ("SSA") (42 U.S.C. (S) 1320a-3).
                                         ---

          4.33  Medicare/Medicaid Participation.  (i) Neither the Borrower nor
                -------------------------------
any other Person who after the Closing will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Borrower or any Affiliate of 5% or more (other than Lender), or who will have an ownership or control interest (as defined in SSA (S) 1124(a)(3), or any regulations promulgated thereunder) in the Borrower or any Affiliate (other than Lender), or who will be an officer, director, agent (as defined in 42 C.F.R. (S) 1001.1001(a)(2)), or managing employee (as defined in SSA (S) 1126(b) or any regulations promulgated thereunder) of the Borrower or any Affiliate and (ii) to the best Knowledge of the Borrower and any Affiliate, no person or entity with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in an Affiliate) who after the Closing will have an indirect ownership interest (as that term is defined in 42 C.F.R. (S) 1001.1001(a)(2)) in the Borrower or any Affiliate of 5% or more (other than Lender): (1) has had a civil monetary penalty assessed against it under (S) 1128a of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA (S) 1128(h) or any regulations promulgated thereunder ("State Health Care Program"); or (3) has been convicted (as that term is
  -------------------------
defined in 42 C.F.R. (S) 1001.2) of any of the following categories of offenses as described in SSA (S) 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

          (a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program;

          (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

          (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

          (d) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

          (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

                       ARTICLE V.  COVENANTS OF BORROWER

          The Borrower covenants that until indefeasible payment and performance of all Obligations:

          5.1  Corporate Existence, Etc.    The Borrower shall, at all times
               -------------------------
preserve and keep in full force and effect its corporate existence and all material rights and franchises.

          5.2  Payment of Taxes.  The Borrower shall pay and discharge all
               ----------------
Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower need not pay or discharge any such tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

          5.3  Maintenance of Properties.  The Borrower shall maintain or
               -------------------------
cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all properties and other assets useful or necessary to its business, and from time to time Borrower shall make or cause to be made all appropriate repairs, renewals and replacements thereto.

          5.4  Maintenance of Insurance. The Borrower shall maintain insurance
               ------------------------
in at least such amounts, of such character and against at least such risks as is maintained by companies of established repute engaged in the same or a similar business in the same general area as the Borrower. Such insurance shall include all-risk property insurance, public liability, property damage and flood insurance (if such insurance is required under applicable law).

          5.5  Expenses.  Borrower shall immediately pay Lender upon demand
               ---------
all reasonable costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement (and all Exhibits and Schedules thereto), the Senior Note, the Series D Certificate of Designation, and the Series E Certificate of Designation; provided, however, that the Borrower's maximum
                            --------  -------
responsibility therefore shall be $81,000; and (b) following a Default, the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement or the Senior Note.

          5.6  Conversion Stock.  The Borrower shall at all times keep
               -----------------
available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the shares of Series D Preferred Stock and the shares of Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the shares of Series D Preferred Stock and Series E Preferred Stock from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Series D Preferred Stock and Series E Preferred

Stock, the Borrower shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.7  Compliance with Note Purchase Agreement.    So long as any
               ----------------------------------------
portion of the Obligations has not been indefeasibly satisfied in full, Borrower shall comply in all respects with the terms of the Note Purchase Agreement dated as of April 14, 1989, as amended to the date hereof (the "Note Purchase
                                                          -------------
Agreement").  Without limiting the foregoing, the Borrower shall comply with all
---------
affirmative and negative covenants contained in the Note Purchase Agreement.

          5.8  Certain Regulatory Matters.
               --------------------------

          (a) The operations of the Borrower and its Affiliates will be conducted in accordance with all Applicable Laws, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning and building and occupational safety matters, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on the Borrower or any Subsidiary.

          (b) Without limiting the generality of the foregoing, the Borrower and all Affiliates shall comply in all material respects with all directives, orders, instructions, bulletins and other announcements received from third party payors and their agents (including without limitation Medicare carriers and fiscal intermediaries) regarding participation in third party payment programs, and including without limitation preparation and submission of claims for reimbursement. Without limiting the generality of the foregoing, the Borrower and all Affiliates shall follow instructions recently received in a bulletin from Blue Shield of California ("BSC") limiting reimbursement of the services of independent physiological laboratories to Medicare beneficiaries in BSC's region to cardiovascular studies, diagnostic ultrasound studies, and non-invasive vascular studies, all conducted according to the common procedural terminology ("CPT") codes listed in the most recent version of the CPT codebook for such studies, and shall refrain from submitting claims for Medicare reimbursement for MRI or CT studies to BSC until and unless written approval to submit such claims is received from the medical director of BSC, unless the Borrower or any Affiliate identifies an alternative proper resolution of such matter that is acceptable to the Lender, in its sole discretion. Nothing in this Section 5.8 shall be construed as or is intended to create any third party beneficiaries.

                       ARTICLE VI.  DEFAULTS AND REMEDIES

          6.1  Default.    The occurrence of any one or more of the following
               --------
shall constitute an event of default (hereinafter, "Default") under this
                                                    -------
Agreement and the other Loan Documents:

          (a) Borrower (i) shall fail to pay as and when due any scheduled installment of principal due hereunder or under the Senior Note; or (ii) shall fail to pay within one day after the due date thereof any interest, any fees or any other amount payable hereunder or under the Senior Note; or

          (b) Borrower shall fail to perform or observe any agreement or covenant in any Section of Article V, including without limitation the covenants incorporated by reference to the Note Purchase Agreement in
     Section 5.7 (provided, however, that with respect to the covenants incorporated by reference in Section 5.7, no Default shall be deemed to have occurred until the expiration of any grace or cure period provided for in the Note Purchase Agreement with respect to such covenant); or

          (c) Borrower shall fail to perform any other obligation under any of the Loan Documents (other than those referred to in Sections 6.1(a) and 6.1(b) above) for a period of thirty (30) days after receipt of written notice of such failure (or, if delivery of such notice is stayed or prohibited by applicable law, for a period of thirty (30) days after such failure to perform); or

          (d) the failure of any representation or warranty of Borrower in any of the Loan Documents to be true on each date made or deemed made; or

          (e) (i) the filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

          (f) the failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of (i) the entry of any court order granting relief sought in such involuntary petition or
     (ii) thirty (30) days after the date of filing of such involuntary petition;

          (g) there shall occur any default or event of default under the Note Purchase Agreement; or

          (h) there shall occur any Change in Control.

          6.2  Acceleration Upon Default.    Upon the occurrence and during the
               --------------------------
continuance of a Default specified in Section 6.1(e) or (f), all sums owing to Lender under the Loan Documents immediately shall be due and payable. Upon the occurrence and during the continuance of any Default specified in this Article VII (other than those referred to in the immediately preceding sentence), Lender may, at its sole option, declare all sums owing to Lender under the Loan Documents immediately due and payable.

          6.3  Repayment of Funds Advanced.    Any funds expended by Lender in
               ----------------------------
the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Senior Note from the date the funds were expended.

          6.4  Rights Cumulative, No Waiver.    All Lender's rights and remedies
               -----------------------------
provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

 ARTICLE VII.  LENDER'S OPTION TO EXTEND MATURITY DATE; OPTIONAL CONVERSION OF
                                  SENIOR LOAN

          7.1  Lender's Option to Extend Maturity Date.  At any time prior
               ----------------------------------------
to the original Maturity Date, Lender shall have the option to extend the Maturity Date to March 31, 1997. If Lender determines, in its sole discretion, to extend the Maturity Date to March 31, 1997, Lender shall deliver written notice of such election to Borrower no later than ten (10) Business Days prior to the original Maturity Date. Upon delivery of such notice, the Maturity Date for all purposes under this Agreement (including without limitation, with respect to Sections 7.2, 7.3, 7.4, and 7.5) shall be deemed to be March 31, 1997.

          7.2  Conversion of Senior Loan Prior to Maturity Date.      At any
               -------------------------------------------------
time at or prior to the Maturity Date, Lender shall have the option, in its sole discretion, to convert the Senior Loan into shares of Series D Preferred Stock, and to enter into certain transactions with Borrower related thereto, as further provided in this Section 7.2.

          (a) If Lender determines, in its sole discretion, to convert the Senior Loan into shares of Series D Preferred Stock, and to enter into the other Conversion Transactions (as defined below), Lender shall deliver written notice of such election to Borrower no later than two (2) Business Days prior to the Maturity Date in substantially the form set forth as Exhibit F hereto (the
                                                     ---------
"Conversion Notice"); provided, however, that a Conversion Notice delivered
 -----------------    --------  -------
after February 26, 1997 will not be effective if the Maturity Date is extended to March 31, 1997 solely as a result of the Lender's not delivering the Conversion Notice prior to the original Maturity Date (rather than the Lender's exercise of its extension election under Section 7.1 above). The Conversion Notice shall set forth the effective date of the Conversion Transactions (as defined below) (the "Conversion Date"), which date shall not be earlier than
                     ---------------
five (5) nor later than ten (10) Business Days following the date of the Conversion Notice.

          (b) If Lender timely delivers the Conversion Notice to Borrower, then Lender and Borrower shall consummate the following transactions (collectively, the "Conversion Transactions") as soon as practicable after the date of the
     -----------------------
Conversion Notice, but in any event no later than the Conversion Date:

               (i) Lender and Borrower shall enter into a Series D Preferred Stock Purchase Agreement substantially in the form attached hereto as Exhibit G (with all Exhibits and Schedules thereto, and all documents to be
     ---------
     delivered thereunder (including without
     limitation any legal opinions), to be satisfactory to Lender, in its sole discretion), and Lender and Borrower shall consummate the transactions contemplated thereby;

               (ii) Borrower shall pay to Lender on the Conversion Date all accrued interest on the Senior Loan in cash (including without limitation any interest accrued at the Default Rate);

               (iii) Borrower and Lender shall enter into an Eleventh Amendment to the Note Purchase Agreement, substantially in the form attached hereto as Exhibit H, and Lender and Borrower shall consummate the transactions
        ---------
     contemplated thereby.

          (c) If Lender does not timely deliver the Conversion Notice to Borrower pursuant to this Section 7.2, then the Maturity Date shall be extended automatically to March 31, 1997, and the Maturity Date for all purposes under this Agreement (including without limitation, with respect to Sections 7.2, 7.3, 7.4, and 7.5) shall be deemed to be March 31, 1997.

          7.3  Conversion of Senior Loan After Maturity Date.  If for any
               ----------------------------------------------
reason all or part of the Senior Loan is still outstanding after the Maturity Date, then Lender shall have the option, in its sole discretion, to convert the Senior Loan into shares of Series D Preferred Stock, and to enter into the other Conversion Transactions, as further provided in this Section 7.3.

          (a) If Lender determines, in its sole discretion, to convert the Senior Loan into shares of Series D Preferred Stock, and to enter into the other Conversion Transactions, after the Maturity Date, Lender may deliver a Conversion Notice at any such time to Borrower. The Conversion Notice shall set forth the Conversion Date.

          (b) After delivery of the Conversion Notice to Borrower, Lender and Borrower shall consummate the Conversion Transactions as soon as practicable after the date of the Conversion Notice, but in any event no later than the Conversion Date.

          7.4  Acknowledgement.      Lender and Borrower acknowledge and agree
               ---------------
that Lender shall under no circumstances be under any obligation to exercise its right to elect to enter into the Conversion Transactions contemplated by this
Article 7, that notwithstanding the provisions of this Article 7, if Lender does not deliver the Conversion Notice, Lender shall have the absolute right at and at any time after the Maturity Date to repayment of the Senior Loan and all other amounts due and payable to Lender from Borrower under the Loan Documents.

          ARTICLE VIII.  MISCELLANEOUS PROVISIONS

          8.1  Indemnity.  Borrower hereby agrees to defend, indemnify and
               ---------
hold harmless Lender, and its directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, costs and reasonable legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Claims") such
                                                               ------
indemnified party may incur as a direct or indirect consequence of: (a) the transactions contemplated hereby; (b) the purpose to which Borrower applies the proceeds of the Loan; (c) the failure of Borrower to perform any obligations as and when required by this Agreement or any of the other Loan Documents; or (d) any failure at any time of any of Borrower's representations or warranties to be true and correct. Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Senior Note. BORROWER'S DUTY TO INDEMNIFY LENDER HEREUNDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

          8.2  Notices.  All notices, demands, or other communications under
               -------
this Agreement and the other Loan Documents shall be in writing and shall be delivered via confirmed facsimile, overnight courier, by hand delivery or by certified mail, return receipt requested, to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement).
All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified or, if transmitted via facsimile, upon electronic confirmation of receipt; provided, however, that
                                                        --------  -------
non-receipt of any communication as the result of any change of address or facsimile number of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

          8.3  Attorneys' Fees and Expenses; Enforcement.  If any attorney is
               -----------------------------------------
engaged by Lender to interpret, administer, enforce or defend any provision of this Agreement or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Senior Note as specified therein.

          8.4  Immediately Available Funds.  Unless otherwise expressly
               ---------------------------
provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

          8.5  Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower may not assign or transfer any interest hereunder without the prior written consent of Lender.

          8.6  Participations.  Lender may, at any time, sell, assign or grant
               --------------
participations in all or any portion of its rights and obligations under the Loan Documents to one or more Affiliates of Lender, with Borrower's consent and approval (which consent and approval will not be unreasonably withheld, conditioned or delayed). Borrower further agrees that, in connection with any such sale, assignment or participation, Lender may disseminate to any such actual or potential servicer(s), purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any Property and its operation; (b) any party connected with the Loan (including, without limitation, Borrower; and/or (c) any relationship other than the Loan which Lender may have with any party connected with the Loan. Borrower shall supply to Lender all reasonably requested information and execute and deliver all such instruments and take all such further action Lender may reasonably request in connection with any such sale, assignment or participation. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

          8.7  Severability.  If any provision or obligation under this
               ------------
Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or
                              --------  -------
any other amount payable under the Senior Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

          8.8  No Waiver; Successors.  No waiver shall be implied from any
               ---------------------
failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Borrower and Lender.

          8.9  Time.  Time is of the essence of each and every term of this
               ----
Agreement.

          8.10  Headings.  All article, section or other headings appearing in
                --------
this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

          8.11  Governing Law.  This Agreement shall be governed by, and
                -------------
construed and enforced in accordance with the laws of the State of New York. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any Federal or State Court within the State of New York and also consent to service of process by any means authorized by New York or Federal Law.

          8.12  Integration; Interpretation.  The Loan Documents contain or
                ---------------------------
expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

          8.13  Waiver of Allocation Rights.    Borrower hereby irrevocably
                ----------------------------
waives, disclaims and renounces any right to designate the portion of the Obligations satisfied, or deemed to be satisfied, upon payment of any of the Obligations by any guarantor or surety of all or any portion of the Obligations, it being the understanding and agreement of Borrower, Lender and any such guarantor or surety that Lender may allocate any and all payments on the Obligations so as to maximize Lender's recovery against Borrower and all guarantors or sureties.

          8.14  Usury Savings.  It is the intention of the parties hereto to
                -------------
conform strictly to the usury and other laws relating to interest from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration or maturity or otherwise, shall the amount paid or agreed to be paid to Lender, or collected by Lender for the use, forbearance or detention of the money to be loaned under the Senior Note, this Agreement or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any of the other Loan Documents or in any other security agreement given to secure the Loan or in any other document evidencing, securing or pertaining to the Loan, exceed the maximum amount of interest allowable under applicable law (the "Maximum
                                                                    -------
Amount").  If under any circumstances whatsoever fulfillment of any provision
------
hereof or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and or payable, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder of the Senior Note for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, allocated and spread from the date of disbursement of the proceeds of the Loan until payment in full of the Loan, so that the actual rate of interest on account of the Loan is uniform throughout the term hereof. If under any circumstances Lender shall ever receive an amount deemed interest by applicable law, which would exceed the Maximum Amount, such amount that would be excessive interest under applicable usury laws shall be deemed a payment in reduction of the principal amount owing under the Senior Note and shall be so applied to principal and not to the payment of interest, or if such excessive interest exceeds the outstanding principal balance of the Loan, such excessive interest shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.

          8.15  Revival.  To the extent Borrower makes a payment to Lender,
                -------
which payment or the proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party having requisite authority under the Bankruptcy Code or any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligation hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

          8.16  Counterparts.  This Agreement, any of the other Loan Documents
                ------------
(except for the Senior Note), and any subsequent modifications, amendments, waivers, consents or supplements thereof, if any, may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.


            "Lender"                                 "Borrower"

GENERAL ELECTRIC COMPANY, a New            ALLIANCE IMAGING, INC., a Delaware
York corporation acting through            corporation
GE Medical Systems

By:                                        By:
    ---------------------------------         ----------------------------------
Title:                                     Title:

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

EXHIBITS
--------

Exhibit A                   Senior Note
Exhibit B                   Series D Certificate of Designation
Exhibit C                   Series E Certificate of Designation
Exhibit D                   Funds Flow Memorandum
Exhibit E                   Form of Opinion of Counsel to Borrower
Exhibit F                   Form of Conversion Notice
Exhibit G                   Series D Preferred Stock Purchase Agreement
Exhibit H                   Eleventh Amendment to Note Purchase Agreement

SCHEDULES
---------

Schedule 4                  Borrower Disclosure Schedule
Schedule 4.1                Certificate and Bylaws; Jurisdictions
Schedule 4.3                Subsidiaries
Schedule 4.7(b)             Accountant Letters
Schedule 4.10(b)            Material Contracts
Schedule 4.14(e)            Approvals
Schedule 4.18               Indebtedness
Schedule 4.19(b)            Lease Agreements
Schedule 4.20(b)            Employee Benefit Plans
Schedule 4.23(a)            Environmental Permits
Schedule 4.25               Tax Returns